UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 17, 2019

IASO BIOMED, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-215083	47-3474169
(Commission file number)	(IRS employer identification no.)

7315 East Peakview Avenue Centennial, Colorado	80111
(Address of principal executive offices)	(Zip code)

(720) 389-0650

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act of 1933, as amended, and [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 17, 2019, the Registrant entered into a Consulting Agreement with Mr. Doug Morris (the “Morris Agreement”), through which Mr. Morris received a warrant to purchase up to 500,000 shares of the Corporation’s $0.0001 par value common stock exercisable at $0.01 per share for a period of up to ten years; and is eligible to receive a warrant to purchase up to 500,000 shares of the Corporation’s $0.0001 par value common stock exercisable at $0.01 per share for a period of up to ten years upon submission of an IND to the Food and Drug Administration. The term of the Morris Agreement is for a period of twelve months and may be terminated by either party with thirty days written notice. Mr. Morris is also eligible to receive “piggy-back” registration rights should the Corporation file a future registration statement with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement by and between IASO BioMed, Inc. and Mr. Dug Morris dated as of September 17, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASO BIOMED, INC.

Date: September 23, 2019	By:	/s/ Richard M. Schell
Richard M. Schell
Chief Executive Officer

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